Exhibit 8.1

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000

FACSIMILE: +1-212-455-2502

October 6, 2017

Invitation Homes Inc.

1717 Main Street, Suite 2000

Dallas, TX 75201

Re: Invitation Homes/Starwood Waypoint Homes Merger

Ladies and Gentlemen:

We have acted as counsel to Invitation Homes Inc., a Maryland corporation (“Invitation Homes”), in connection with the REIT Merger, as defined and described in the Agreement and Plan of Merger, dated as of August 9, 2017 (the “Agreement”), by and among Invitation Homes, Invitation Homes Operating Partnership LP, a Delaware limited partnership and a subsidiary of Invitation Homes (“Invitation Homes LP”), IH Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Invitation Homes (“Merger Sub”), Starwood Waypoint Homes, a Maryland real estate investment trust (“Starwood Waypoint”), and Starwood Waypoint Homes Partnership, L.P., a Delaware limited partnership and a subsidiary of Starwood Waypoint (“Starwood Waypoint LP”). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement. This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. 333-220543) (as amended, the “Registration Statement”) filed by Invitation Homes, including the joint proxy statement/information statement and prospectus forming a part thereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed transactions pursuant to the Agreement and to which this opinion appears as an exhibit.

We have examined (i) the Agreement, (ii) the Registration Statement and (iii) the representation letters of Invitation Homes and Starwood Waypoint delivered to us in connection with this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all

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October 6, 2017	Invitation Homes Inc.

signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) the REIT Merger will be effected in accordance with the Agreement, (ii) the statements concerning the REIT Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the REIT Merger Effective Time, (iii) the representations made by Invitation Homes and Starwood Waypoint in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the REIT Merger Effective Time and (iv) any representations made in the Agreement or the Representation Letters “to the knowledge of”, or based on the belief of Invitation Homes and Starwood Waypoint or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the REIT Merger Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements made in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences— Tax Consequences of the REIT Merger to U.S. and Non-U.S. holders,” insofar as they purport to constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters described therein in all material respects.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the REIT Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our firm name therein.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

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